                                                                     EXHIBIT 1.1
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                               INKTOMI CORPORATION

                            (a Delaware corporation)


                        12,500,000 Shares of Common Stock



                               PURCHASE AGREEMENT



Dated:  October 30, 2001



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                                TABLE OF CONTENTS




PURCHASE AGREEMENT.............................................................1

   SECTION 1. Representations and Warranties...................................2
         (a)    Representations and Warranties by the Company..................2
                (i)    Compliance with Registration Requirements...............2
                (ii)   Incorporated Documents..................................3
                (iii)  Independent Accountants.................................4
                (iv)   Financial Statements....................................4
                (v)    No Material Adverse Change in Business..................4
                (vi)   Good Standing of the Company............................4
                (vii)  Subsidiaries............................................5
                (viii) Capitalization..........................................5
                (ix)   Authorization, etc., of Agreement.......................5
                (x)    Authorization and Description of Securities.............5
                (xi)   Absence of Defaults and Conflicts.......................5
                (xii)  Absence of Labor Dispute................................6
                (xiii) Absence of Proceedings..................................6
                (xiv)  Accuracy of Exhibits....................................6
                (xv)   Possession of Intellectual Property.....................7
                (xvi)  Absence of Further Requirements.........................7
                (xvii) Possession of Licenses and Permits......................7
                (xviii)Title to Property.......................................7
                (xix)  Compliance with Cuba Act................................8
                (xx)   Investment Company Act..................................8
                (xxi)  Environmental Laws......................................8
                (xxii) No Registration Rights..................................8
                (xxiii)Accounting Controls.....................................9
                (xxiv) Listing of Common Stock.................................9
         (b)    Officer's Certificates.........................................9

   SECTION 2. Sale and Delivery to Underwriters; Closing.......................9
         (a)    Initial Securities.............................................9
         (b)    Option Securities..............................................9
         (c)    Payment.......................................................10
         (d)    Denominations; Registration...................................10
         (e)    Restriction on Sale of Securities.............................11
         (f)    Terms of Public Offering......................................11

   SECTION 3. Covenants of the Company........................................11
         (a)    Compliance with Securities Regulations and Commission
                Requests......................................................11
         (b)    Filing of Amendments..........................................11
         (c)    Delivery of Registration Statements...........................12

                                       i
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         (d)    Delivery of Prospectuses......................................12
         (e)    Continued Compliance with Securities Laws.....................12
         (f)    Blue Sky Qualifications.......................................13
         (g)    Rule 158......................................................13
         (h)    Use of Proceeds...............................................13
         (i)    Listing.......................................................13
         (j)    Reporting Requirements........................................13
         (k)    Transfer Agent................................................13

   SECTION 4. Payment of Expenses.............................................13
         (a)    Expenses......................................................13
         (b)    Termination of Agreement......................................14

   SECTION 5. Conditions of Underwriters' Obligations.........................14
         (a)    Effectiveness of Registration Statement.......................14
         (b)    Opinion of Counsel for Company................................14
         (c)    Opinion of Counsel for Underwriters...........................14
         (d)    Officers' Certificate.........................................15
         (e)    Accountant's Comfort Letter...................................15
         (f)    Bring-down Comfort Letter.....................................15
         (g)    Approval of Listing...........................................15
         (h)    Lock-up Agreements............................................15
         (i)    Conditions to Purchase of Option Securities...................15
                (i)    Officers' Certificate..................................16
                (ii)   Opinion of Counsel for Company.........................16
                (iii)  Opinion of Counsel for Underwriters....................16
                (iv)   Bring-down Comfort Letter..............................16
         (j)    Additional Documents..........................................16
         (k)    Termination of Agreement......................................16

   SECTION 6. Indemnification.................................................16
         (a)    Indemnification of Underwriters...............................16
         (b)    Indemnification of Company, Directors and Officers............17
         (c)    Actions against Parties; Notification.........................18
         (d)    Settlement without Consent if Failure to Reimburse............18

   SECTION 7. Contribution....................................................19

   SECTION 8. Representations, Warranties and Agreements to Survive
              Delivery........................................................20

   SECTION 9. Termination of Agreement........................................20
         (a)    Termination; General..........................................20
         (b)    Liabilities...................................................21

   SECTION 10 Default by One or More of the Underwriters......................21

   SECTION 11. Notices........................................................22

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   SECTION 12. Parties........................................................22

   SECTION 13. Governing Law And Time.........................................23

   SECTION 14. Effect of Headings.............................................23


SCHEDULES

Schedule A - List of Underwriters........................................Sch A-1
Schedule B - Pricing Information.........................................Sch B-1
Schedule C - List of Subsidiaries........................................Sch C-1
Schedule D - List of Persons and Entities Subject to Lock-Up.............Sch D-1

EXHIBITS

Exhibit A - Form of Opinion of Company's Counsel.............................A-1
Exhibit B - Form of Lock-Up Agreement........................................B-1


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                               INKTOMI CORPORATION

                            (a Delaware corporation)

                        12,500,000 Shares of Common Stock

                          (Par Value $0.001 Per Share)

                               PURCHASE AGREEMENT


                                                                October 30, 2001

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
    as Representative of the several Underwriters
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

        Inktomi Corporation, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as Representative (in such capacity, the "Representative"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.001 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,875,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 12,500,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 1,875,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

        The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-67706) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including a related prospectus. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

        (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

                (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule

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        462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                        At the respective times the Registration Statement, any
                Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission) became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

                        Each preliminary prospectus and the prospectus filed as
                part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act Regulations, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

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                (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                (iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectus (excluding financial information included in press releases of the Company incorporated by reference therein), together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of

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        business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                (vii) Subsidiaries. The Company has no "significant subsidiaries" as such term is defined in Rule 1-02 of Regulation S-X. The only subsidiaries of the Company are the subsidiaries listed on Schedule C hereto.

                (viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                (ix) Authorization, etc., of Agreements. This Agreement has been duly authorized, executed and delivered by the Company and, upon execution and delivery by the Underwriters, will be a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

                (x) Authorization and Description of Securities. The Securities have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement. Such Securities, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectus and any certificate representing the Securities, will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities is or will be subject to personal liability solely by reason of being such a holder.

                (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such violations and defaults that would not result in a Material Adverse Effect;

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        and the execution, delivery and performance of this Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated in the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, has been threatened, and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                (xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, for which remedies have been requested which individually, or when considered with any other such action, suit, proceeding, inquiry or investigation for which remedies have been requested, is required to be disclosed in the Registration Statement, or which might reasonably be expected to affect the properties or assets thereof in a manner which would result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement or the Securities.

                (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

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                (xv) Possession of Intellectual Property. The Company and its
        subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and except as disclosed in the Registration Statement neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities laws.

                (xvii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except where failure to hold such Governmental Licenses would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, would result in a Material Adverse Effect.

                (xviii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties, including all Intellectual Property, owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease that would reasonably be expected to have a Material Adverse Effect.

                (xix) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                (xx) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                (xxi) Environmental Laws. Except as described in the Registration Statement and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all material permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance, is all material respects, with their requirements, (C) there are no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                (xxii) No Registration Rights. Except as has been communicated by the Company to the Representative, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement other than as described in the Registration Statement and as have been waived in writing in connection with the offering contemplated hereby.

                (xxiii) Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
        (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

                (xxiv) Listing of Common Stock. The Common Stock is registered pursuant to Section 12(g) of the 1934 Act and is quoted on the Nasdaq National Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the Nasdaq National Market nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. is contemplating terminating such registration or quotation.

        (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

        SECTION 2. Sale and Delivery to Underwriters; Closing.

        (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

        (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,875,000 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

        (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Sidley Austin Brown & Wood LLP, 875 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called "Closing Time").

        In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

        Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

        (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

        (e) Restriction on Sale of Securities. The Company hereby agrees that, without the prior written consent of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of options or warrants or the conversion of a security outstanding on the date hereof of which the Underwriter has been advised in writing and which is described in the Prospectus, or (C) the grant of Common Stock or rights to acquire Common Stock under the Company's equity incentive plans.

        (f) Terms of Public Offering. The Company is advised by the Representative that the Underwriters propose to make a public offering of the Securities after the Registration Statement and this Agreement have become effective as in the Representative's judgement is advisable. The Company is further advised by the Representative that the Securities are to be offered to the public initially at $4.25 a share (the "Public Offering Price") and to certain dealers selected by the Underwriters at a price that represents a concession not in excess of $.11 a share under the Public Offering Price.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

        (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (b) Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

        (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

        (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

        (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

        (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

        (i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

        (j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

        (k) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

SECTION 4. Payment of Expenses.

        (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing, filing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto and (viii) the fees and expenses of any transfer agent or registrar for the Securities.

        (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

        (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

        (b) Opinion of Counsel for Company. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, in the form set forth in Exhibit A hereto in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

        (c) Opinion of Counsel for Underwriters. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters in form and substance satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

        (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission.

        (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

        (f) Bring-down Comfort Letter. At Closing Time, the Representative shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

        (g) Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

        (h) Lock-up Agreements. At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule D hereto.

        (i) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

                (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                (ii) Opinion of Counsel for Company. The favorable opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                (iii) Opinion of Counsel for Underwriters. The favorable opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                (iv) Bring-down Comfort Letter. A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

        (j) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

        (k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

        (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and provided, further, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of the Underwriters or each person, if any, controlling any Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto, but excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by or on behalf of the Underwriters to such person at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented, if applicable) would have corrected the defect giving rise to such loss, liability, claim, damage or expenses, except that this proviso shall not be applicable if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference after the Prospectus has been sent or given.

        (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party as required hereunder in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

        The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representative may terminate this Agreement, immediately upon notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there shall have occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or
(iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium shall have been declared by either Federal, New York or California authorities or (v) there shall have come to the attention of the Underwriters any facts that would cause them to reasonably believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except to the extent provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

      No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representative or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at 3075B Hansen Way, Palo Alto, California 94304-1025, attention of Matt Young; and notices to the Company shall be directed to it at 4100 E. Third Avenue, Foster City, California 94404, attention of Timothy Stevens.

SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT AND ALL RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                          Very truly yours,

                                          INKTOMI CORPORATION


                                          By     /s/ David C. Peterschmidt
                                            ----------------------------------
                                          Title: President and Chief
                                          Executive Officer

CONFIRMED AND ACCEPTED,
  as of the date first above
written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED


By:     /s/ Matt Young
    --------------------------------------
                 Authorized Signatory


For itself and as Representative of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A


      Name of Underwriter                                       Number of
                                                                  Initial
                                                                Securities
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated                                          8,125,000
Thomas Weisel Partners LLC                                       4,375,000



Total                                                           12,500,000
                                                                ==========





                                     Sch A-1

                                   SCHEDULE B

                               INKTOMI CORPORATION

                        12,500,000 Shares of Common Stock
                          (Par Value $0.001 Per Share)


            1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $4.25.

            2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $4.037, being an amount equal to the initial public offering price set forth above less $.213 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.


                                     Sch B-1

                                   SCHEDULE C

                              List of Subsidiaries

C2B Technologies, Inc., a Delaware corporation, doing business under the name
      "Inktomi Corporation."

Fast Forward Networks, Inc., a Delaware corporation, doing business under the name "Inktomi Corporation."

Impulse! Buy Network, Inc., a California corporation, doing business under the name "Inktomi Corporation."

Inktomi Australia Pty Limited, a corporation organized under the laws of Australia, doing business as "Inktomi Australia Pty Limited."

Inktomi Canada Corporation, a corporation organized under the laws of New
      Brunswick, Canada, doing business as "Inktomi Canada Corporation."

Inktomi Japan KK, a corporation organized under the laws of Japan, doing business as "Inktomi Japan KK."

Inktomi Korea Inc., a corporation organized under the laws of Korea, doing business as "Inktomi Korea Inc."

Inktomi Limited, a corporation organized under the laws of the United Kingdom, doing business as "Inktomi Limited."

Ultraseek, Inc., a California corporation, doing business under the name
      "Inktomi Corporation."

WebSpective Software, Inc., a Delaware corporation, doing business under the name "Inktomi Corporation."


                                     Sch C-1

                                   SCHEDULE D

                          List of Persons and Entities
                               Subject to Lock-Up



      Frank Gill

      Fredric Harman

      Alan Shugart

      Eric Brewer

      David Peterschmidt

      Timothy Burch

      Ted Hally

      Jerry Kennelly

      Rogaert Allen Shipp

      Tim Stevens


                                     Sch D-1

                                                                       Exhibit A


                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)




                               November ____, 2001

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
THOMAS WEISEL PARTNERS
c/o Merrill Lynch & Co.
4 World Financial Center
New York, New York  10080

                        RE:         INKTOMI CORPORATION

Ladies and Gentlemen:

            This opinion is furnished to you pursuant to Section 5(b) of that certain Underwriting Agreement dated October 30, 2001 (the "Underwriting Agreement") between Inktomi Corporation, a Delaware corporation (the "Company"), and you as representative of the several underwriters (the "Underwriters"). We have acted as counsel for the Company and are providing this opinion in connection with the Underwriting Agreement and the sale to you as the Underwriters of an aggregate of 12,500,000 shares of the Company's Common Stock (the "Shares"). Capitalized terms used herein shall have the same respective meanings as those defined in the Underwriting Agreement, unless otherwise defined herein.

            As counsel to the Company, we have examined executed originals or copies of the following:

               (a) A copy of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Restated Certificate"), certified by the Secretary of State of the State of Delaware on October __, 2001;

               (b) The Company's Bylaws, as amended and as in effect on the date hereof and certified to us by the Secretary of the Company (the "Bylaws");

               (c) The minutes of the meetings of, and actions by written consent of, the Company's Board of Directors, including the Pricing Committee thereof, with respect to the transactions covered by this opinion, each certified to us by the Secretary of the Company;

               (d) The Registration Statement on Form S-3 (No. 333-67706) filed by the Company with the Securities and Exchange Commission (the "Commission") under the 1933 Act on August 16, 2001, together with the exhibits to the Registration Statement (collectively, the "Registration Statement"), and the related Prospectus dated August 16, 2001 (the "Basic

Merrill Lynch & Co.
Thomas Weisel Partners
November ___, 2001
Page 2

Prospectus"), and the related Prospectus Supplement dated October [31], 2001 in the form in which it was filed pursuant to Rule 424(b) of the 1933 Act Regulations (the "Prospectus Supplement" and the Basic Prospectus are sometimes referred to collectively herein as the "Prospectus");

               (e) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, in the form filed with the Commission on December 28, 2000 (the "Form 10-K");

               (f) The Company's amendment to the Form 10-K, in the form filed with the Commission on January 2, 2001 as an Annual Report on Form 10-K/A;

               (g) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000 in the form filed with the Commission on February 14, 2001;

               (h) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 in the form filed with the Commission on May 14, 2001;

               (i) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 in the form filed with the Commission on August 13, 2001;

               (j) The Company's Current Reports on Form 8-K in the forms filed with the Commission on November 8, 2000 (as amended by a Current Report on Form 8-K/A filed on January 9, 2001); January 12, 2001 (as amended by a Current Report on Form 8-K/A filed March 13, 2001); April 12, 2001; August 16, 2001; October 29, 2001; and October 31, 2001;

               (k) The Company's Registration Statement on Form 8-A in the form filed with the Commission on May 22, 1998;

               (l) A specimen certificate for shares of the Company's Common Stock in the form provided to us by the Company;

               (m) Executed counterparts of the Underwriting Agreement;

               (n) The letters of PricewaterhouseCoopers, LLP, independent accountants, dated as of October 30, 2001 and as of the date hereof addressed and delivered to you pursuant to Section 5(e) of the Underwriting Agreement;

               (o) The Officers' Certificate dated as of the date hereof delivered to you pursuant to Section 5(d) of the Underwriting Agreement;

Merrill Lynch & Co.
Thomas Weisel Partners
November ___, 2001
Page 3

               (p) The Certificate of the Transfer Agent and Registrar delivered to you on the date hereof;

               (q) The cross-receipt, dated as of the date hereof, evidencing receipt by you of the certificate(s) representing the Shares and receipt by the Company of the purchase price therefor;

               (r) The contracts, agreements, and instruments listed on Annex A attached hereto (the "Reviewed Agreements") and on Annex B attached hereto (the "Prospectus Agreements");

               (s) Certificate dated as of November __, 2001 of the Secretary of State of the States of Delaware as to the corporate good standing of the Company;

               (t) Tax Status Certificate dated November __, 2001 from the Franchise Tax Board of the State of California;

               (u) Certificates of the Secretaries of State of each of the States of California, Colorado, Georgia, Illinois, Massachusetts, New Jersey, New York, Oregon, Texas, Virginia and Washington, all as of a recent date, with respect to the authority of the Company to transact business in such states; and

               (v) such other instruments, corporate records, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

            The documents identified under subsections (e) through (l) above are referred to collectively herein as the "Incorporated Documents."

            With your permission, we have assumed the following for purposes of our opinions set forth herein: (a) the genuineness of all signatures; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to authentic original documents of all documents submitted to us as copies; (d) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, documents, instruments and certificates we have reviewed as of their stated dates and as of the date hereof; (e) the legal capacity of natural persons; and (f) the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions. We have assumed that the representations and warranties made by the Company in the Underwriting Agreement are true and correct. As to any facts material to

Merrill Lynch & Co.
Thomas Weisel Partners
November ___, 2001
Page 4


the opinions expressed herein that were not independently verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

            Whenever a statement herein is qualified by "to our knowledge," "known to us," or a similar phrase, it is intended to indicate that those attorneys in the firm who have rendered substantive legal services in connection with the sale of the Shares and the other matters contemplated by the Underwriting Agreement do not have actual knowledge of the inaccuracy of such statement. Except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference that we have any knowledge of any matters pertaining to such statement should be drawn from our representation of the Company or the rendering of the opinions set forth below.

            Members of our firm are admitted to the bar in the State of California, and we do not express any opinion as to the laws of any jurisdiction other than the federal laws of the United States of America, the internal laws of the State of California, and the General Corporation Law of the State of Delaware. We have made no inquiry into, and express no opinion with respect to, any federal or state statute, rule, or regulation relating to franchises, patents, copyrights, trademarks, or trade names, nor as to the statutes, regulations, treaties, or common laws of any other nation, state, or jurisdiction, or the effect on the transactions contemplated by the Underwriting Agreement of non-compliance under any such statutes, regulations, treaties, or common laws. We are not licensed to practice law in the State of Delaware, and our opinions as to the General Corporation Law of the State of Delaware are based solely on our review of standard compilations of such laws.

            We express no opinion regarding compliance or noncompliance (or the effect thereof) with the securities laws of any state or other jurisdiction other than the federal securities laws of the United States, and we express no opinion as to compliance or non-compliance with respect to any anti-fraud or similar laws of any jurisdiction.

            Our opinions set forth in paragraphs 1 and 3 below as to the good standing of the Company and its qualification to do business in certain jurisdictions are based solely upon a review of certificates of the Secretaries of State of the States of California, Colorado, Delaware, Georgia, Illinois, Massachusetts, New Jersey, New York, Oregon, Texas, Virginia and Washington.

            Our opinion in the second sentence of paragraph 4 below is based solely on a certificate of an officer of the Company, and we have not made any inquiry or investigation into the assertions or statements contained in such certificate.

Merrill Lynch & Co.
Thomas Weisel Partners
November ___, 2001
Page 5


            With respect to our opinion in paragraph 8 below, our opinion is based solely on a certificate of an officer of the Company, and we have not made any search or inquiry into the records or dockets of any court or governmental agency.

            For purposes of our opinion in paragraph 12 below, we have relied as to certain factual matters upon a certificate of an officer of the Company and have assumed that the net proceeds of the offering made by the Prospectus will be invested in "government securities" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), to the extent necessary to ensure that the Company will not hold "investment securities" (within the meaning of the Investment Company Act) having a value exceeding 40% of the Company's total assets (exclusive of government assets and cash items) on an unconsolidated basis. We have not considered the effect on such opinion of the identity, business or control of any of the Company's stockholders and have assumed that none of the Company's stockholders would be deemed an "investment company" within the meaning of the Investment Company Act.

            Our opinion set forth in paragraph 13 below is based solely upon our review of the Prospectus Agreements in the written form provided to us by the Company.

            In rendering our opinions with respect to the Registration Statement, the Prospectus and the Incorporated Documents in paragraph 14 below, we have assumed that the statements made or included therein are complete, fair and correct, and we take no responsibility therefor.

            Based upon and subject to the foregoing, we are of the opinion that:

               1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

               2. The Company has corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

               3. The Company is qualified to do business as a foreign corporation and is in good standing under the laws of the States of California, Colorado, Georgia, Illinois, Massachusetts, New Jersey, New York, Oregon, Texas, Virginia and Washington.

               4. The Company has an authorized capitalization as set forth in the Prospectus, and the Shares will upon issuance as contemplated by the Underwriting Agreement and the Registration Statement conform in all material respects to the description of the Company's authorized Common Stock contained in the Prospectus. The shares of the issued and

Merrill Lynch & Co.
Thomas Weisel Partners
November ___, 2001
Page 6


outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

               5. The Underwriting Agreement has been duly authorized, executed, and delivered by the Company.

               6. The Shares have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement. Such Shares, when issued and delivered by the Company against payment therefor in accordance with the Underwriting Agreement, will be validly issued, fully paid, and non-assessable and will not be subject to preemptive or other similar rights of any stockholder of the Company arising out of the Restated Certificate, the Bylaws or, to our knowledge, any written contract or agreement to which the Company is a party. The form of certificate used to evidence the Shares is in due and proper form and complies with the requirements of the General Corporation Law of the State of Delaware and of the Nasdaq National Market.

               7. The Registration Statement has been declared effective under the 1933 Act; the required filing of the Prospectus Supplement pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

               8. To our knowledge, except as disclosed in the Prospectus, there are no actions, suits, proceedings, or investigations pending or threatened against the Company of a character either required to be disclosed, pursuant to the 1933 Act or the 1933 Regulations, in the Registration Statement or the Prospectus, or which would reasonably be expected to materially and adversely affect the consummation by the Company of the transactions contemplated in the Underwriting Agreement.

               9. The information in, or incorporated by reference into, the Prospectus under the caption entitled "Properties" and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, or legal conclusions, is correct in all material respects.

               10. To our knowledge, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court, or governmental authority or agency is necessary in connection with the authorization, execution and delivery of the Underwriting Agreement by the Company and the consummation by the Company of the transactions therein contemplated, except such as have been obtained under the 1933 Act and the

Merrill Lynch & Co.
Thomas Weisel Partners
November ___, 2001
Page 7


1933 Act Regulations or as may be required under the requirements of the National Association of Securities Dealers, Inc. and under the securities or blue sky laws of the various states, as to which we express no opinion.

               11. The execution, delivery and performance of the Underwriting Agreement, the consummation by the Company of the transactions contemplated therein and in the Prospectus, and compliance by the Company with its obligations under the Underwriting Agreement do not and will not, whether with or without the giving of notice of lapse of time or both, constitute a breach of, or default under, or give rise to a Repayment Event under or result in the creation of imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any Prospectus Agreement or Reviewed Agreement where any such breach, default, or Repayment Event would reasonably be expected to have a Material Adverse Effect; nor will such action result in any violation of the provisions of the Restated Certificate or the Bylaws or, to our knowledge, any law, statute, rule, regulation or rule or judgment, order, writ or decree of any governmental body, agency or court having jurisdiction over the Company or its properties, assets or operations.

               12. The Company is not, and upon the issuance and sale of the Shares as contemplated in the Underwriting Agreement and the application of the net proceeds therefrom as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act.

               13. The descriptions in the Prospectus of the Prospectus Agreements are accurate in all material respects.

               14. The Registration Statement and the Prospectus (other than the financial statements, supporting financial schedules, and other financial data, as to which we express no comment or opinion), excluding the Incorporated Documents, as of the date of the Prospectus Supplement and as of the date hereof, comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. In addition, the Incorporated Documents (as such may be amended pursuant to another Incorporated Document or the Registration Statement, and other than the financial statements, supporting financial schedules, and other financial data contained therein or omitted therefrom, as to which we express no comment or opinion), as of the date of the Prospectus Supplement and as of the date hereof, comply as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations. We advise you for purposes of the foregoing that we were not involved in the preparation of, and did not review prior to its filing, any Incorporated Document filed before August 16, 2001.

Merrill Lynch & Co.
Thomas Weisel Partners
November ___, 2001
Page 8


            We have participated in conferences with certain officers and other representatives of the Company, the Underwriters, counsel for the Underwriters, and the independent public accountants of the Company, at which the contents of the Registration Statement and Prospectus and related matters were discussed. Although we are not opining upon and do not assume any responsibility for the accuracy, completeness, or fairness of the statements contained in the Registration Statement or Prospectus (except to the extent addressed in our opinion under paragraph 9 above) and have not made any independent verification thereof, no facts have come to our attention that caused us to believe that (i) as of its effective date, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein; and (ii) as of the date of the Prospectus Supplement date and as of the date hereof, the prospectus (as amended and supplemented) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing statements (i) and (ii) as to the Registration Statement and prospectus (as amended and supplemented), we express no comment or opinion, as of any date or time, as to the financial statements, supporting financial schedules, or any other financial data contained therein or omitted therefrom.

            The opinions set forth herein and the statements set forth in the section immediately following such opinions are intended solely for your use in connection with the sale by the Company and the purchase by you of the Shares pursuant to the Underwriting Agreement, may not be relied upon by you for any other purpose, and are not to be made available to or relied upon by other persons or entities without our prior written consent. This letter is delivered to you as of the date hereof, and we do not undertake to, and will not, advise you of any changes to the matters addressed herein that arise or come to our attention after the delivery hereof.

                                               Very truly yours,

                                               WILSON SONSINI GOODRICH & ROSATI
                                               Professional Corporation

                                                                       Exhibit B

                                October 30, 2001

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated,
      as Representative of the several
      Underwriters to be named in the
      within-mentioned Purchase Agreement
4 World Financial Center
New York, New York 10080

            Re:         Proposed Public Offering by Inktomi Corporation

Dear Sirs:

            The undersigned, a stockholder and an officer and/or director of Inktomi Corporation, a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Thomas Weisel Partners, LLC propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $0.001 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

            Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further, that any such transfer shall not involve a disposition for value. For purposes of this agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement, and provided further that any such transfer shall not involve a disposition for value.

                                         Very truly yours,

                                         Signature:
                                                      -------------------------

                                         Print Name:
                                                      -------------------------

                                      B-2